EXHIBIT 4.2


 THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS
  AMENDED (THE "ACT"), AND MAY NOT BE SOLD, ASSIGNED OR TRANSFERRED EXCEPT WITH
       THE EXPRESS WRITTEN PERMISSION OF THE MAKER AND IN ACCORDANCE WITH
                        THE ACT OR AN EXEMPTION THEREFROM


                           CONVERTIBLE PROMISSORY NOTE



$1,500,000.00                                                September ___, 2004


         INTERNATIONAL CARD ESTABLISHMENT, INC., a Delaware corporation, having an address at 300 Esplanade Drive, Suite 1950, Oxnard CA, 93030 (the "Maker"), for value received, hereby promise to pay to the order of NEOS LIQUIDATING, LLC (the "Trust"), having the address set forth in Section 4 hereof, pursuant to that certain Agreement and Plan of Merger dated as of September ___, 2004 (the "Agreement"), by and among the Maker, ICE Sub Inc., a Nevada corporation and wholly-owned subsidiary of Maker and NEOS Merchant Solutions, Inc., a Nevada corporation (the "Company"), one million five hundred thousand dollars ($1,500,000), payable in accordance with Section 2.8.5(i) of the Agreement (the "Demand Date"). This Convertible Promissory Note (this "Note") is being issued pursuant to Section 2.8.5(i) of the Agreement. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Agreement.

     1. PAYMENT; EVENT OF DEFAULT.

     1.1 This Note shall bear interest at a rate equal to eight percent (8%) per annum from the date hereof until either (i) at the option of the Trust, the principal amount of this Note has been converted into the Common Stock (as hereinafter defined) or (ii) paid in full, on the Demand Date. The interest accrued on this Note shall be payable or convertible into the Common Stock (as hereinafter defined) on the first anniversary of the date of this Note (the "First Anniversary Interest Payment Date"). Payments of the amounts due under this Note shall be made to the Trust at its address set forth in Section 4 hereof, or such other place or places as may be specified by the Trust in a written notice to the Maker at least ten (10) Business Days prior to the payment date or to the order of the Trust.

     1.2 If any payment on this Note becomes due and payable on a day other than a Business Day, the due date thereof shall be extended to the next succeeding Business Day.

     1.3 The failure of the Maker to timely pay amounts due under this Note within five (5) Business Days after notice of said nonpayment shall have been given by or on behalf of the Trust to the Maker shall be an "Event of Default." In the event of an Event of Default or if it shall become necessary at any time or from time to time to enforce the payment of this Note or any of the provisions hereof, whether or not any legal action is instituted for such purpose, the Maker agrees to pay (in addition to all other sums to be paid hereunder) the reasonable attorneys' fees, costs and expenses thereby incurred by the Trust solely related to the collection hereunder.


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     1.4 The Maker shall have the right at any time or from time to time to prepay this Note in whole or in part without penalty or premium. Upon prepayment of part of the principal amount of this Note, the Maker may require the Trust to present this Note for notation of such payment and, if this Note is paid in full, require the holder to surrender this Note.

     1.5 If the Maker fails to timely pay any amount payable hereunder, then the unpaid principal balance shall bear interest from the due date until paid at the rate of ten percent (10%) per annum.

     2. CONVERSION.

     2.1 FIRST ANNIVERSARY INTEREST PAYMENT DATE. On or prior to the First Anniversary Interest Payment Date, the Trust may elect, by tendering a conversion notice to the Maker in accordance with Section 4 hereof (a "Conversion Notice"), to convert the accrued interest hereunder into a number of fully paid and non-assessable whole shares of the Maker's Common Stock (the "Common Stock") determined in accordance with Section 2.5 hereof at the Conversion Price.

     2.2 OPTIONAL CONVERSION. On or prior to the Demand Date, the Trust may elect, by tendering a conversion notice to the Maker in accordance with Section 4 hereof (a "Conversion Notice"), to convert the outstanding principal and accrued interest hereunder into a number of fully paid and non-assessable whole shares of the Maker's Common Stock (the "Common Stock") determined in accordance with Section 2.5 hereof at the Conversion Price.

     2.3 CONVERSION PROCEDURE. Within five (5) Business Days of the earlier to occur of (i) Maker's receipt of the Conversion Notice and (ii) the Demand Date (the "Conversion Date"), a written notice shall be delivered to the Trust notifying the Trust that the conversion has been effected, specifying the Conversion Price (as hereinafter defined), the date on which such conversion occurred (in the case of a Funding Event), and calling upon the Trust to surrender to the Maker, in the manner and at the place designated, the Note.

     2.4 CANCELLATION. Upon conversion or repayment, this Note shall be canceled.

     2.5 SHARES ISSUABLE.

          (a) The number of whole shares of the Maker's capital stock into which this Note may be converted ("Conversion Shares") shall be determined by dividing the aggregate outstanding principal and/or accrued interest hereunder, as applicable, by the Conversion Price (as hereinafter defined). The Conversion Price shall be equal to seventy-five percent (75%) of the average closing price for a share of Common Stock on the OTC Bulletin Board on the twenty (20) Trading Days prior to the Conversion Date (as hereinafter defined) as reported in THE WALL STREET JOURNAL (the "Conversion Price").

          (b) The Conversion Share shall be issued to the Trust upon execution of a stock purchase agreement, together with all documents relating thereto (each referred to as the "Purchase Documents"), upon such terms and subject to such conditions as contained in the Purchase Documents.


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     2.6 DELIVERY OF STOCK CERTIFICATES. Upon the conversion of this Note and return of the original Note to the Maker, the Maker at its expense will issue and deliver to the Trust a certificate or certificates (bearing such legends as are required by applicable state and federal securities laws in the opinion of counsel to the Company) for the number of full shares of the Maker's capital stock issuable upon such conversion.

     2.7 NO FRACTIONAL SHARES. No fractional shares of the Maker's capital stock shall be issued upon conversion of this Note. In lieu of the Maker issuing any fractional shares to the Trust upon the conversion of this Note, the Maker shall pay to the Trust the amount of outstanding principal hereunder that is not so converted.

     3. LOSS, THEFT OR DESTRUCTION OF NOTE.

     Upon receipt by the Maker of evidence reasonably satisfactory to it of the loss, theft or destruction of this Note and of indemnity or security reasonably satisfactory to it, the Maker will make and deliver a new Note which shall carry the same rights carried by this Note, stating that such Note is issued in replacement of this Note, making reference to the original date of issuance of this Note (and any successors hereto) and dated as of such cancellation, in lieu of this Note.

     4. NOTICES.

     Any and all notices, demands or requests required or permitted to be given under this Note shall be given in writing and sent, by registered or certified U.S. mail, return receipt requested, by hand, by facsimile transmission or by private overnight courier (E.G., FedEx) or U.S. Express Mail addressed to the parties hereto at their addresses set forth below or such other addresses as they may from time-to-time designate by written notice, given in accordance with the terms of this Section, together with copies thereof as follows:

                  In the case of the Maker:

                  International Card Establishment, Inc.
                  300 Esplanade Drive, 19th Floor
                  Oxnard, CA 93030
                  Attention:__________________________________

                  With a copy to:

                  Ronald J. Stauber, Esq.
                  1880 Century Park East
                  Suite 300
                  Los Angeles, CA 90067


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                  In the case of the Trust:

                  NEOS Liquidating, LLC
                  95 Argonaut
                  Suite 100
                  Aliso Viejo, CA 92656
                  Attention:__________________________________

                  With a copy to:

                  Pillsbury Winthrop LLP
                  2475 Hanover Street
                  Palo Alto, CA 94304-1114
                  Attention: Thomas F. Chaffin, Esq.

Notice given as provided in this Paragraph shall be deemed effective: (i) on the date hand delivered or sent via facsimile transmission (as evidenced by an electronic confirmation of receipt), (ii) on the first Business Day following the sending thereof by private overnight courier or U.S. express mail, and (iii) on the fifth (5th) calendar day (or, if it is not a Business Day, then the next succeeding Business Day thereafter) after the depositing thereof into the exclusive custody of the U.S. Postal Service.

     5. MISCELLANEOUS.

     5.1 GOVERNING LAW. This Note shall be governed by, construed and enforced in accordance with the internal laws of the State of California without reference to principles of conflict of laws.

     5.2 No amendment or waiver of any provision hereof, nor consent to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the Maker and the Trust; and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     5.3 The section headings contained herein are for the purposes of convenience only and are not intended to define or limit the contents of said sections. The plural shall mean the singular, the singular shall mean the plural, and "it" shall refer to "him" or "his", where the context so applies.

     5.4 No course of dealing between the Maker and the Trust or any delay on the part of the holder hereof in exercising any rights hereunder shall operate as a waiver of any right of any holder of this Note.

     5.5 The Maker will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Maker, but will at all times in good faith assist in the carrying out of all the provisions of this Note and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Trust against impairment.


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     5.6 Maker hereby waives diligence, presentment, protest, notice of protest, notice of dishonor, and notice of nonpayment of this Note, and specifically consent to and waive notice of any renewal or extension of this note. No delay by the Trust in exercising any power or privilege or the single or partial exercise of any power or privilege hereunder shall preclude any other or further exercise thereof, or the exercise of any other power or privilege hereunder.

     5.7 Any dispute or action in connection with the enforcement of this Note shall be governed by the provisions of Article 10 of the Agreement.

     5.8 Time is hereby expressly declared to the of the essence of this Note and every provision hereof.

                            [SIGNATURE PAGE FOLLOWS]


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     IN WITNESS WHEREOF, the Maker has executed this Note as of the day and year first above written.


                                     INTERNATIONAL CARD ESTABLISHMENT, INC.


                                     By:___________________________________

                                     Name:
                                     Title:



                     INTERNATIONAL CARD ESTABLISHMENT, INC.
                           CONVERTIBLE PROMISSORY NOTE
                                 SIGNATURE PAGE